UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IRHYTHM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRHYTHM TECHNOLOGIES, INC.

AMENDMENT TO DEFINITIVE PROCY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2023

EXPLANATORY NOTE

This proxy statement amendment (this “Amendment”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 12, 2023 regarding the 2023 Annual Meeting of Stockholders of iRhythm Technologies, Inc. (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/IRTC2023 on Wednesday, May 24, 2023, at 9:00 a.m. Pacific Time. Except as updated by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Proxy Statement. This Amendment, our Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended by this Amendment. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Voting Instructions; Voting of Proxies” for instructions on how to do so.

The primary purpose of this Amendment is to correct certain errors related to disclosure with respect to the potential payment of bonus amounts to our NEOs upon termination during a Change in Control Period in the Proxy Statement section “Potential Payments Upon Termination or Change in Control” and the grant and/or value of certain PSU awards granted to our NEOs in the Proxy Statement section “2022 Grants of Plan-Based Awards Table.” In connection with such corrections, this Amendment also updates footnote 4 to the table in the Proxy Statement section “Equity Compensation Plan Information.”

Potential Payments Upon Termination or Change in Control

The table provided following the final paragraph of the section “Potential Payments Upon Termination or Change in Control” is amended and replaced in its entirety with the table below:

Named Executive Officer	Termination of Employment No Change- of-Control			Termination of Employment Change-of-Control
	Severance Payment ($)	Medical Benefits Continuation ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)	Bonus ($)	Total ($)
Quentin S. Blackford	$975,000	$50,834	$1,025,834	$1,300,000	$67,780	$17,863,323	$975,000	$20,206,103
Brice Bobzien	$400,000	$38,981	$438,981	$500,000	$48,726	$2,638,946	$240,000	$3,427,672
Douglas J. Devine	$500,000	$35,828	$535,828	$625,000	$44,785	$3,649,631	$300,000	$4,619,416
Patrick M. Murphy	$440,000	$38,981	$478,981	$550,000	$48,726	$6,109,179	$264,000	$6,971,905
Chad Patterson	$450,000	$33,890	$483,890	$562,500	$42,362	$5,484,235	$270,000	$6,359,098
Minang Turakhia, M.D., M.S.	$425,000	$37,224	$462,224	$531,250	$46,530	$2,898,438	$212,500	$3,731,218

2022 Grants of Plan-Based Awards Table

The “2022 Grants of Plan-Based Awards Table,” including the footnotes thereto, is amended and replaced in its entirety with the table below:

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		Estimated Possible Payouts Under 2022 Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of RSUs Granted	Grant Date Fair Value of Stock Awards ($)(3)
Quentin Blackford
2022 Annual Bonus Plan Award		—	650,000	968,500	—	—	—	—	—
2022 PSU’s	2/16/2022	—	—	—	20,079	40,159	100,398	—	5,787,285
Brice Bobzien
2022 Annual Bonus Plan Award		—	240,000	295,200	—	—	—	—	—
2022 PSUs	8/8/2022	—	—	—	5,064	10,129	20,258	—	1,515,501
2022 RSUs	8/8/2022	—	—	—	—	—	—	10,129	1,515,501
Douglas Devine
2022 Annual Bonus Plan Award		—	300,000	447,000	—	—	—	—	—
2022 PSUs	2/15/2022	—	—	—	3,711	7,422	14,844	—	957,512
2022 RSUs	2/15/2022	—	—	—	—	—	—	7,422	957,512
Patrick Murphy
2022 Annual Bonus Plan Award		—	264,000	393,360	—	—	—	—	—
2022 PSUs	2/15/2022	—	—	—	3,009	6,018	12,036	—	776,382
2022 PSUs	2/15/2022	—	—	—	9,706	19,412	38,824	—	2,504,342
2022 RSUs	2/15/2022	—	—	—	—	—	—	6,018	776,382
Chad Patterson
2022 Annual Bonus Plan Award		—	270,000	402,300	—	—	—	—	—
2022 PSUs	7/25/2022	—	—	—	10,525	21,050	42,100	—	3,107,612
2022 RSUs	7/25/2022	—	—	—	—	—	—	21,050	3,107,612
Minang Turakhia
2022 Annual Bonus Plan Award		—	212,500	316,625	—	—	—	—	—
2022 PSUs	6/6/2022	—	—	—	5,562	11,125	22,250	—	1,637,044
2022 RSUs	6/6/2022	—	—	—	—	—	—	11,125	1,637,044

(1)

Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2022 Annual Bonus Plan based upon the combined achievement of corporate and individual performance goals over fiscal year 2022. The actual amounts paid to our named executive officers are set forth in the “2022 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis—Target Annual Cash Bonus Opportunities.” Because the individual performance multipliers can range from 0-115%, the 2022 Annual Bonus Plan does not have a threshold level of performance.

(2)

Represents the hypothetical payments possible under our NEOs’ respective 2022 PSUs as described in the section entitled “Compensation Discussion and Analysis-Individual Compensation Elements-Annual Long-Term (LTI) Awards.” The 2022 PSUs are earned upon achievement of the Corporate Performance Measure. In addition, Mr. Blackford’s 2022 PSU will be further adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index. For the NEOs other than Mr. Blackford, the threshold, target and maximum column under the header “Estimated Future Payouts Under Equity Incentive Plan Awards” represent achievement at of the Corporate Performance Measure at 72%, 100% and 128%, respectively. For Mr.Blackford’s award, the threshold, target and maximum represent achievement of the Corporate Performance Measure at 72% and the TSR percentile rank at or below 25%; Corporate Performance Measure at 100% and TSR percentile rank at 50%; and Corporate Performance Measure at 128% and TSR percentile rank at or above 75%.

(3)

The values of the stock awards reflect the grant date fair value of stock awards granted under our 2016 Equity Incentive Plan during 2022 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.

Equity Compensation Plan Information

(4)

As of December 31, 2022, there were 7,581,038 shares of common stock available for issuance under the 2016 EIP. The number of shares reserved for issuance under our 2016 EIP were not increased automatically on January 1, 2023 and would have increased automatically on the first day of January of each of 2017 through 2026 by the number of shares equal to the lesser of (i) 3,865,000 shares, (ii) 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or (iii) a lower number approved by our board of directors. As of December 31, 2022, there were 2,206,279 shares of common stock available for issuance under the 2016 ESPP. The number of shares reserved for issuance under our 2016 ESPP were not increased automatically on January 1, 2023 and would have increased automatically on the first day of January of each of 2017 through 2036 by the number of shares equal to the less of (i) 966,062 shares, (ii) 1.5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or (iii) a lower number approved by our board of directors. As of December 31, 2022, there were 241,635 shares of common stock available for issuance under the 2006 Stock Plan. To the extent outstanding awards under the 2006 Stock Plan are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under either plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2016 EIP.

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